SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549




                                      FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                            SECURITIES EXCHANGE ACT OF 1934



                        PEOPLE'S COMMUNITY CAPITAL CORPORATION
              (Exact name of Registrant as Specified in Its Charter)




              Georgia                                     58-2287073
(State of incorporation or organization)      (IRS Employer Identification No.)
106-B Park Avenue, S.W., Aiken, South Carolina               29801
(Address of principal executive offices)                   (Zip Code)




If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective            Exchange Act and is effective
pursuant to General Instruction A.(c),   pursuant to General Instruction A.(d),
please check the following box.          please check the following box.    X
                                -----                                     -----




                 Securities Act registration statement file number
                        to which this form relates:  333-25179


       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:

                                   Common Stock
                                 (Title of class)


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For information with respect to the common stock, par value $.01 per share (the "Common Stock"), of People's Community Capital Corporation, a South Carolina corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on April 14, 1997, as amended on May 20, 1997, and May 23, 1997 (as so amended, the "Form SB-2"). The prospectus is deemed to be incorporated herein by reference.

ITEM 2.   EXHIBITS.

     The following exhibits are filed as a part of the Registration Statement:

Exhibit
  No.          Description
-------        -----------

3.1            Articles of Incorporation (incorporated by reference to Exhibit
               3.1 of Registration Statement on Form SB-2, Registration No. 333-25179).

3.2 Bylaws (incorporated by reference to Exhibit 3.2 of Registration Statement on Form SB-2, Registration No. 333-25179).

4.1 See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to Exhibits 3.1 and 3.2 to the Registrant's Form SB-2 Registration Statement File No. 333-25179).

4.2 Specimen common stock certificate (incorporated by reference to Exhibit 4.2 of Amendment No. 2 to the Registration Statement on Form SB-2, Registration No. 333-25179).

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         PEOPLE'S COMMUNITY CAPITAL CORPORATION
                         (Registrant)


                         By:  /s/ Alan J. George
                             Alan J. George, President

Date:  April 27, 1998